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                                                                    Exhibit 99.2


                                                                 REVOCABLE PROXY
                            WAYPOINT FINANCIAL CORP.

The undersigned hereby appoints James H. Moss and Donald Wiest, II, and either of them my/our true and lawful attorney and proxy with full power of substitution for me and in my name, place and stead, to represent and vote all the Common Stock of the Corporation, standing in my name on its books on ________ __, 2004 at the Special Meeting of Shareholders to be held at
__________________________________________________, Harrisburg, Pennsylvania, on
__________, ________ __, 2004 at ___________ A.M., or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

MATTER NO.1. PROPOSAL to approve and adopt the Agreement and Plan of Merger dated as of March 8, 2004, as amended, between Sovereign Bancorp, Inc. and Waypoint Financial Corp., providing, among other things, for the merger of Waypoint Financial Corp. with and into Sovereign Bancorp, Inc.

           FOR                  AGAINST              ABSTAIN

           [ ]                    [ ]                 [ ]

MATTER NO. 2. PROPOSAL to adjourn the special meeting if more time is needed to solicit proxies.

           FOR                  AGAINST              ABSTAIN

           [ ]                    [ ]                 [ ]


Please Check Box IF you Plan to Attend the Special Meeting
Number attending: _______________  [ ]

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. THIS PROXY ALSO WILL BE VOTED, IN THE DISCRETION OF THE PROXYHOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and date this Proxy in the box below.

Dated: _____________________, 2004

________________________________
Signature
________________________________
Signature (if held jointly)

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    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                            WAYPOINT FINANCIAL CORP.

Should the above signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the company at the Special Meeting of Shareholders decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The votes shown above are the total votes that may be cast by this proxy, based on one vote per each share of Waypoint Financial Corp. Common Stock held.

The above signed hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated August __, 2004, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments or postponements thereof.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

                               PLEASE ACT PROMPTLY

                      SIGN, DATE AND MAIL PROXY CARD TODAY